Exhibit 99.6

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

Decarbonization Plus Acquisition Corporation III

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Erik Anderson and Peter Haskopoulos (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the shares of Class A Common Stock or Class B Common Stock of Decarbonization Plus Acquisition Corporation III (the “Company” or “DCRC”) that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholders of the Company to be held on December 7, 2021 at 10:00 a.m., Eastern time, via live webcast at https://www.cstproxy.com/decarbonizationplusacquisitioniii/2021 and at any adjournment or postponement thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5, 6 AND 8 AND “FOR ALL NOMINEES” ON PROPOSAL NO. 7. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on the reverse side)

Please mark vote as indicated in this example	☒	DECARBONIZATION PLUS ACQUISITION CORPORATION III—THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5, 6 AND 8 AND “FOR ALL NOMINEES” ON PROPOSAL NO. 7.

		FOR	AGAINST	ABSTAIN
(1)	The Business Combination Proposal—To consider and vote upon a proposal to (a) approve and adopt the Business Combination Agreement and Plan of Reorganization, dated as of June 15, 2021 (as amended by the First Amendment to the Business Combination Agreement dated October 12, 2021, the “Business Combination Agreement”), among Decarbonization Plus Acquisition Corporation III (“DCRC”), DCRC Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of DCRC (“Merger Sub”), and Solid Power, Inc., a Colorado corporation (“Solid Power”), pursuant to which Merger Sub will merge with and into Solid Power, with Solid Power surviving the merger as a wholly owned subsidiary of DCRC and (b) approve such merger and the other transactions contemplated by the Business Combination Agreement (the “business combination” and such proposal, the “Business Combination Proposal”).	☐	☐	☐
		FOR	AGAINST	ABSTAIN

(2)	The Authorized Share Charter Proposal—To consider and vote upon a proposal to increase the number of authorized shares of DCRC’s capital stock, par value $0.0001 per share, from 271,000,000 shares, consisting of (a) 270,000,000 shares of common stock, including 250,000,000 shares of Class A common stock (the “Class A Common Stock”) and 20,000,000 shares of Class B common stock, and (b) 1,000,000 shares of preferred stock, to 2,200,000,000 shares, consisting of (i) 2,000,000,000 shares of common stock, par value $0.0001, and (ii) 200,000,000 shares of preferred stock (the “Authorized Share Charter Proposal”). The Authorized Share Charter Proposal is conditioned on the approval of the Business Combination Proposal and the Nasdaq Proposal.	☐	☐	☐

		FOR	AGAINST	ABSTAIN

(3)	The Additional Charter Proposal—To consider and vote upon a proposal to amend DCRC’s amended and restated certificate of incorporation (the “Charter”) to (i) eliminate provisions in the Charter relating to the Company’s initial business combination that will no longer be applicable to the Company following the closing of the business combination, (ii) change the post-combination company’s name to “Solid Power, Inc.,” (iii) change the minimum stockholder vote required to amend, repeal or modify certain specified provisions of the Company’s proposed second amended and restated certificate of incorporation or any provision inconsistent with any provision of the post-closing company’s amended and restated bylaws, (iv) provide for the removal of a director only for cause and only by the affirmative vote of the holders of a least a majority of the voting power of the stock outstanding and entitled to vote thereon, (v) remove the right of holders of Class B common stock to act by written consent, and (vi) remove the designation of certain courts as the exclusive forum for certain types of stockholders claims.	☐	☐	☐

		FOR	AGAINST	ABSTAIN

(4)	The Nasdaq Proposal—To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the Nasdaq Capital Market, (a) the issuance (or reservation for issuance in respect of certain options, restricted stock, and warrants issued in exchange for outstanding pre-merger Solid Power options, Solid Power restricted stock, and Solid Power warrants) of 139,161,127 shares of Class A Common Stock, and (b) the issuance and sale of 19,500,000 shares of Class A Common Stock in the private offering of securities to certain investors (the “Nasdaq Proposal”).	☐	☐	☐

		FOR	AGAINST	ABSTAIN

(5)	The 2021 Plan Proposal—To consider and vote upon a proposal to approve and adopt the Solid Power, Inc. 2021 Equity Incentive Plan and material terms thereunder (the “2021 Plan Proposal”). The 2021 Plan Proposal is conditioned on the approval of the Business Combination Proposal and the Nasdaq Proposal.	☐	☐	☐

		FOR	AGAINST	ABSTAIN

(6)	The ESPP Proposal—To consider and vote upon a proposal to approve and adopt the Solid Power, Inc. 2021 Employee Stock Purchase Plan and material terms thereunder (the “ESPP Proposal”). The ESPP Proposal is conditioned on the approval of the Business Combination Proposal and the Nasdaq Proposal.	☐	☐	☐

(7)	The Director Election Proposal—To consider and vote upon a proposal to elect two directors to serve until the 2022 annual meeting of stockholders, two directors to serve until the 2023 annual meeting of stockholders and three directors to serve until the 2024 annual meeting of stockholders, and until their respective successors are duly elected and qualified, subject to such directors’ earlier death, resignation, retirement, disqualification or removal (the “Director Election Proposal”). The Director Election Proposal is conditioned on the approval of the Business Combination Proposal and the Nasdaq Proposal.

	Nominees:	FOR ALL NOMINEES	WITHHOLD VOTE FOR ALL NOMINEES	FOR ALL NOMINEES EXCEPT*
		☐	☐	☐
01 Douglas Campbell 02 David B. Jansen 03 Erik Anderson 04 Rainer Feurer 05 Steven H. Goldberg 06 Robert M. Tichio 07 John J. Stephens
Instruction: To withhold authority to vote for any individual nominee, mark “FOR ALL NOMINEES EXCEPT” and write the number of the nominee(s) on the line below:
		FOR	AGAINST
(8)	The Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposals, the Nasdaq Proposal, the 2021 Plan Proposal, the ESPP Proposal or the Director Election Proposal.	☐	☐